Exhibit 5.1

800 Capitol St., Suite 2400 Houston, TX 77002-2925 +1 713-651-2600 +1 713-651-2700

February 2, 2024

5E Advanced Materials, Inc.

9329 Mariposa Road, Suite 210

Hesperia, CA 92344

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (as amended) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale by certain securityholders set forth in the prospectus contained in the Registration Statement and any supplement to the prospectus of up to 85,310,403 shares (the “Resale Shares”) of common stock, par value $0.01 per share, of the Company, consisting of (i) 66,261,621 shares of Common Stock (the “Convertible Notes Resale Shares”) which are issuable upon the conversion of amounts outstanding (including principal and accrued interest thereon) under the Company’s 4.50% senior secured convertible notes issued pursuant to a convertible note purchase agreement, dated August 11, 2022, as amended by the Amended and Restated Note Purchase Agreement, dated January 18, 2024, by and among the Company, BEP Special Situations IV LLC, Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (“Ascend”), Meridian Investments Corporation, and Alter Domus (US) LLC as collateral agent, (ii) 5,365,854 shares of Common Stock (the “Ascend Resale Shares”) which were issued on January 18, 2024 to Ascend pursuant to a subscription agreement, dated December 5, 2023, by and between the Company and Ascend, and (iii) 13,682,928 shares of Common Stock (the “5ECAP Resale Shares,” and together with the Convertible Notes Resale Shares and the Ascend Resale Shares, the “Resale Shares”) which were issued on January 18, 2024 and January 29, 2024 to 5ECAP, LLC (“5ECAP”) pursuant to a subscription agreement, dated January 18, 2024, by and between the Company and 5ECAP.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

February 2, 2024 Page 2

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments, and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Resale Shares, other than the Convertible Notes Resale Shares included in the Resale Shares, have been duly authorized and are validly issued, fully paid and non-assessable and (ii) the Convertible Notes Resale Shares have been duly authorized and, when issued upon conversion of the Convertible Notes in accordance with their terms, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP